Exhibit 10.3

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN EXEMPTION THEREFROM.

SECURED PROMISSORY NOTE

US$[ ]	APRIL , 2011

For value received DayStar Technologies, Inc., a Delaware corporation (“Payor”), promises to pay to [                    ], or his registered assign(s) (the “Holder”), the principal sum of US$[        ] on the terms set forth below. Interest on the outstanding principal amount shall accrue at the rate of 10% per annum. Interest shall commence on the date hereof and shall continue on the outstanding principal until paid in full. Interest shall be computed on the basis of a year of 365 days for the actual number of days elapsed.

This secured promissory note (this “Note”) is issued pursuant to the terms of that certain Purchase Agreement (the “Agreement”) dated as of April 22, 2011 between Payor and Holder. This Note shall be secured by Payor’s grant of a security interest and lien to Holder of all of Payor’s assets as more fully set forth on Exhibit A to that certain Security Agreement by and between Payor and Holder (and incorporated herein by reference the “Security Agreement”).

1. Definitions. The following terms shall have the meanings herein specified:

“Event of Default” means an event specified in Section 3 hereof.

“Holder” means [                    ], and each endorsee, pledgee, assignee, owner and holder of this Note, as such; and any consent, waiver or agreement in writing by the then Holder with respect to any matter or thing in connection with this Note, whether altering any provision hereof or otherwise, shall bind all subsequent Holders. Notwithstanding the foregoing, Payor may treat the registered holder of this Note as Holder for all purposes.

Words of one gender include the other gender; the singular includes the plural; and the plural includes the singular, unless the context otherwise requires.

2. Payment of the Note – Principal and Interest

a. Term. All principal and all unpaid accrued interest above shall be due and payable on or before the sixth month anniversary of the date of this Note (the “Maturity Date”). The Maturity Date may be extended by Holder, at the option of Holder and in its sole discretion, effective upon notice of such extension by Holder to Payor not less than 15 calendar days prior to the original Maturity Date. At any time after the Maturity Date (as it may be extended pursuant to this Section 2(a)), Holder may proceed to collect such outstanding principal and accrued interest. All payments of interest and principal shall be in lawful money of the United States of America and shall be made to Holder. All payments shall be applied first to accrued interest, and thereafter to principal.

b. Payment on Event of Default. If any Event of Default occurs hereunder, then, at the option and upon the declaration of Holder of this Note and upon written notice to Payor (which election and notice shall not be required in the case of an Event of Default under Section 3(c) or 3(d)) and Payor’s subsequent failure to cure any such Event of Default under Section 3(d) within thirty (30) days following receipt of such written notice, this Note shall accelerate and all unpaid principal and accrued interest shall become due and payable, and, at any time thereafter, Holder may proceed to collect such outstanding principal and accrued interest.

c. Default Interest. In the event Payor fails to pay the entire unpaid principal balance when due, Payor shall pay a default penalty (the “Default Penalty”) in an amount equal to 6% of the then outstanding principal and accrued and outstanding interest under this Note and the entire unpaid principal balance, accrued and outstanding interest, and the Default Penalty (if not paid) shall thereafter bear interest at a default interest rate equal to the lower of 16% per annum or the highest rate permitted by law.

d. Prepayment. Payor may prepay this Note at any time without penalty.

e. Attorney’s Fees. If an Event of Default shall occur hereunder, Payor shall pay all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

3. Events of Default. The occurrence of any one or more of the following, if uncured within twenty (20) days from written notice thereof with respect to subsections (a) and (b) only and only in the first instance of such failure or breach and any instance thereafter, upon the occurrence, shall constitute an “Event of Default”:

a. Payor fails to pay timely any of the principal amount due under this Note on the date the same becomes due and payable or any accrued interest or other amounts due under this Note on the date the same becomes due and payable;

b. Payor breaches any of its representations, warranties, covenants (including failure to issue shares upon conversion of the Note) or agreements set forth in the Agreement, the Security Agreement, the Purchase Agreement, this Note or any other agreement between Payor and Holder;

c. Payor files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing;

d. An involuntary petition is filed against Payor under any bankruptcy statute now or hereafter in effect, unless such petition is dismissed or discharged within sixty (60) days thereafter, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of Payor;

4. Transfer.

a. In order to transfer this Note, Holder, or its duly authorized representative, shall provide Payor a copy of an assignment duly executed by Holder hereof, but in no event shall this Note be transferred to a third party unrelated to Holder, unless (i) an Event of Default under Section 4(a) of this Note has been declared by Holder and (ii) Payor shall have received prior written notice of such transfer. In the event that Holder seeks to make a transfer of this Note to an unrelated party in the absence of registration under the 1933 Act and any applicable state securities laws, Holder shall furnish an opinion of counsel satisfactory in form and in substance to Payor that such transfer is exempt from registration under the 1933 Act and any applicable state securities laws

b. This Note is, and each certificate representing Conversion Shares shall be, stamped or otherwise imprinted with a legend substantially in the following form:

“The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or applicable state securities laws and may not be reoffered, sold, transferred, pledged, or otherwise disposed of except pursuant to (1) registration under such act or laws or (2) an exemption from registration under such act or laws.”

5. Loss or Mutilation of Note. Upon receipt by Payor of evidence reasonably satisfactory to Payor of the loss, theft, destruction or mutilation of this Note, together with an indemnity reasonably satisfactory to Payor, in the case of loss, theft, or destruction, or the surrender and cancellation of this Note, in the case of mutilation, Payor shall execute and deliver to Holder a new Note of like tenor and denomination as this Note.

6. Waiver or Amendment. Any term of this Note may be amended or waived with the written consent of Payor and Holder. The failure of Holder to enforce at any time any of the provisions of this Note shall not, absent an express written waiver signed by Holder specifying the provision being waived, be construed to be a waiver of any such provision, nor in any way to affect the validity of this Note or any part hereof or the right of Holder thereafter to enforce each and every such provision. No waiver of any breach of this Note shall be held to be a waiver of any other or subsequent breach.

7. Taxes. Payor agrees that it will pay, when due and payable, any and all stamp, original issue or similar taxes which may be payable in respect of the issue of this Note and/or any Conversion Shares or certificates therefor. Payor shall not, however, be required to pay any stamp, original issue or similar tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates to a person other than of Holder.

8. Compliance with Usury Laws. It is the intention of the parties to conform strictly to the applicable usury laws, whether pursuant to state, federal or other applicable law, that are applicable to this Note. All agreements between Payor and Holder, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no event, shall the amount paid or agreed to be paid to Holder under this Note, exceed the maximum amount permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision hereof at the time performance of such provision shall be due, shall involve exceeding the limit of validity prescribed by law, then the obligation to be fulfilled shall be reduced to the limit of such validity; and if under any circumstances Holder shall ever receive an amount deemed interest by applicable law, which would exceed the highest lawful rate, such amount that would be excessive interest under applicable usury laws shall be applied to the reduction of the principal amount owing hereunder and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal and such other indebtedness, the excess shall be deemed to have been a payment made by mistake and shall be refunded to the Payor. The terms and provisions of this Section shall control and supersede every other provision of this Note, as applicable.

9. Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to Holder to:

[                    ]

[                    ]

[                    ]

if to Payor to:

DayStar Technologies, Inc.

1010 South Milpitas Boulevard

Milpitas, California 95035

Attn:	Christopher T. Lail
Chief Financial Officer

with a copy to:

Greenberg Traurig, LLP

One International Place

Boston, Massachusetts 02110

Attn:	Stephen T. Adams, Esq.

Any party may change the above specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).

10. Headings. The titles and headings to the Sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Note. This Note shall be construed without regard to any presumption or other rule requiring construction hereof against the party causing this Note to be drafted.

11. Governing Law; Waiver of Jury Trial. This Note shall be governed by and construed under the laws of the State of New York, without giving effect to conflicts of laws principles that would require the application of the laws of any other jurisdiction. THE PARTIES EACH HEREBY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVE THEIR RESPECTIVE RIGHTS TO JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENTS RELATING HERETO OR ANY DEALINGS AMONG THEM RELATING TO THE TRANSACTIONS.

12. Usury. Notwithstanding anything to the contrary contained herein, no provisions of this Note shall require the payment or permit the collection of interest in excess of the Maximum Lawful Rate. If any excess of interest in such respect is herein provided for, or shall be adjudicated to be so provided, in this Note or otherwise in connection with this loan transaction, the provisions of this Section 12 shall govern and prevail, and neither Payor nor the sureties, guarantors, successors or assigns of Payor shall be obligated to pay the excess amount of such interest, or any other excess sum paid for the use, forbearance or detention of sums loaned pursuant hereto. If for any reason interest in excess of the Maximum Lawful Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, any such excess shall be applied as a payment and reduction of the principal of indebtedness evidenced by this Note; and, if the principal amount hereof has been paid in full, any remaining excess shall forthwith be paid to Payor. In determining whether or not the interest paid or payable exceeds the Maximum Lawful Rate, Payor and Holder shall, to the extent permitted by applicable law and subject to section 3(b) above, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by this Note so that the interest for the entire term does not exceed the Maximum Lawful Rate. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with the applicable laws of the State of New York.

[the remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, the Payor has executed this Note as of the date first written above.

DayStar Technologies, Inc.
a Delaware corporation

By:
Name: Christopher T. Lail
Title: Chief Financial Officer

[SIGNATURE PAGE TO SECURED PROMISSORY NOTE]